UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2024

PSQ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40457	86-2062844
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

250 S. Australian Avenue, Suite 1300

West Palm Beach, Florida 33401

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (877) 776-2402

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	PSQH	New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	PSQH.WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

Securities Purchase Agreement

On October 24, 2024, PSQ Holdings, Inc., a Delaware corporation (the “Company”), and certain purchasers (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”) closed a private investment in public equity transaction (“PIPE”) to purchase an aggregate of 1,981,483 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share, at $2.70 per share, for an aggregate purchase price of approximately $5.35 million pursuant to a Securities Purchase Agreement, dated October 22, 2024, by and among the Company and the Purchasers (the “Securities Purchase Agreement” or “SPA”). The Shares were sold in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, and the rules and regulations thereunder (the “Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Act.

Pursuant to the Securities Purchase Agreement, the Purchasers have also agreed not to sell or transfer the Shares, subject to certain exceptions, until the earlier of (A) the one year anniversary of the date of the Closing or (B) the date on which the Company completes a liquidation, merger or other similar transaction resulting in all of the Company’s stockholders exchanging shares for other property.

Registration Rights Agreement

In connection with the PIPE offering, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”) pursuant to which, among other customary terms and indemnification provisions, the Company agreed to prepare and file a registration statement for the resale of (i) all of the Shares and (ii) any securities issued or then issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the Shares (together, the “Registrable Securities”), on or before the 180th calendar day following the Closing Date (as defined in the SPA) and use its commercially reasonable efforts to cause such registration statement to be declared effective by the SEC as soon as practicable and no later than the 90th calendar day following the filing date, and use its commercially reasonable efforts to keep such registration statement continuously effective until the date that all Registrable Securities covered by such registration statement (i) have been sold, or (ii) may be sold by non-affiliates without volume or manner-of-sale restrictions pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144.

The foregoing descriptions of the Securities Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions of the Securities Purchase Agreement and Registration Rights Agreement, copies of which are filed, respectively, as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On October 28, 2024, the Company issued a press release announcing: (i) the entry into the Securities Purchase Agreement and Registration Rights Agreement; and (ii) a strategic plan to streamline the Company’s organization. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated into this Item 7.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished with this Form 8-K:

Exhibit No.	Description

10.1*	Form of Securities Purchase Agreement, dated as of October 22, 2024, by and among the Company and the Purchasers signed thereto.

10.2	Form of Registration Rights Agreement, dated as of October 22, 2024, by and among the Company and the Purchasers signed thereto.

99.1	Press Release, dated October 28, 2024 (furnished only).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	The exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally to the SEC a copy of all omitted exhibits and schedules upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSQ Holdings, Inc.

Date: October 28, 2024	By:	/s/ Michael Seifert
	Name:	Michael Seifert
	Title:	Founder, Chairman and Chief Executive Officer

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